UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 20, 2006

CELL GENESYS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19986	94-3061375

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
500 Forbes Boulevard
South San Francisco, CA 94080
(Address of principal executive offices, including zip code)
(650) 266-3000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     At the annual meeting of stockholders of Cell Genesys, Inc. (the “Company”) held on June 20, 2006, the Company’s stockholders approved an amendment to the 2002 Employee Stock Purchase Plan (the “Purchase Plan”) to increase the maximum annual increase in the share reserve under the Purchase Plan from 100,000 shares to 300,000 shares. As a result, the annual evergreen increase will be the lesser of (a) 300,000 shares, (b) 1/2 percent of the outstanding shares on such date or (c) an amount determined by the board of directors. In addition, as a result of the amendment, the number of shares currently reserved for issuance under the Purchase Plan will immediately increase by 200,000 shares, reflecting the newly approved 300,000 share increase for 2006 less the 100,000 share increase for 2006 that has already occurred under the Purchase Plan’s original terms. The Company’s board of directors approved the amendment to the Purchase Plan in April 2006, subject to stockholder approval.
     The foregoing description of certain terms and conditions of the Plan is qualified in its entirety by reference to the full text of the Purchase Plan, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference in its entirety.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits.

Exhibit No.	Description

10.1	2002 Employee Stock Purchase Plan, as amended

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL GENESYS, INC.
By:	/s/ SHARON E. TETLOW
Name:	Sharon E. Tetlow
Title:	Senior Vice President and Chief Financial Officer

Date: June 21, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.1	2002 Employee Stock Purchase Plan, as amended